EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock, $0.01 par value, of Madison Square Garden Entertainment Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: April 28, 2023

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Charles F. Dolan

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Helen A. Dolan

/s/ James L. Dolan
James L. Dolan

/s/ Thomas C. Dolan
Thomas C. Dolan

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Kathleen M. Dolan

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Marianne Dolan Weber

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Deborah A. Dolan-Sweeney

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Corby Dolan Leinauer

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Mary S. Dolan

CHARLES F. DOLAN 2009 REVOCABLE TRUST

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By: Charles F. Dolan, Trustee

/s/ Brian G. Sweeney
By: Brian G. Sweeney, Trustee

HELEN A. DOLAN 2009 REVOCABLE TRUST

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By: Helen A. Dolan, Trustee

/s/ Brian G. Sweeney
By: Brian G. Sweeney, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO KATHLEEN M. DOLAN

CHARLES F. DOLAN CHILDREN TRUST FBO JAMES L. DOLAN

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By: Kathleen M. Dolan, Trustee

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By: Paul J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO MARIANNE DOLAN WEBER

CHARLES F. DOLAN CHILDREN TRUST FBO THOMAS C. DOLAN

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By: Kathleen M. Dolan, Trustee

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By: Matthew J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO DEBORAH DOLAN-SWEENEY

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By: Kathleen M. Dolan, Trustee

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By: Mary S. Dolan, Trustee

CHARLES F. DOLAN 2009 FAMILY TRUST FBO KATHLEEN M. DOLAN

CHARLES F. DOLAN 2009 FAMILY TRUST FBO DEBORAH A. DOLAN-SWEENEY

CHARLES F. DOLAN 2009 FAMILY TRUST FBO MARIANNE E. DOLAN WEBER

CHARLES F. DOLAN 2009 FAMILY TRUST FBO THOMAS C. DOLAN

CHARLES F. DOLAN 2009 FAMILY TRUST FBO JAMES L. DOLAN

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By: Mary S. Dolan, Trustee

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By: Corby Dolan Leinauer, Trustee

RYAN DOLAN 1989 TRUST

TARA DOLAN 1989 TRUST

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By: Kathleen M. Dolan, Trustee

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
as Attorney-in-Fact